Ball Corporation
                           Current Report on Form 8-K
                               Dated July 29, 1998



                                                                   Exhibit EX-99


Note to editors: The following is a joint news release from Ball Corporation and Reynolds Metals Company. Please feel free to contact either company.

For Reynolds Metals Company                           For Ball Corporation
Contact Lou Anne J. Nabhan                            Contact S. Scott McCarty
Telephone:  (804) 281-2171                            Telephone:  (303) 460-2103
Home:  (804) 359-2986                                 Home:  (303) 635-0454
http://www.rmc.com                                    http://www.ball.com


REYNOLDS METALS AND BALL CORPORATION ANNOUNCE EXPIRATION OF HART-SCOTT-RODINO WAITING PERIOD


     July 23, 1998--Ball Corporation [NYSE: BLL] and Reynolds Metals Company (NYSE:RLM) today announced that the Hart-Scott-Rodino waiting period regarding Ball's purchase of Reynolds' North American aluminum beverage can and end assets expired on Tuesday, July 21, 1998.
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